Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Envista Holdings Corporation 2019 Omnibus Incentive Plan of our reports dated February 13, 2025, with respect to the consolidated financial statements and schedule of Envista Holdings Corporation, and the effectiveness of internal control over financial reporting of Envista Holdings Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
August 1, 2025